EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-128607, 333-10993, 333-100186, 333-106054, 333-106080, and 333-121059 on Form S-3 and Registration Statement Nos. 333-129454, 333-03303, 333-03289, 333-61598, 333-76316, 333-76288, 333-88372, 333-100184, 333-113684, 333-121371, 333-125010 on Form S-8 of our reports dated March 8, 2006 (which express an unqualified opinion and includes explanatory paragraphs regarding the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, effective January 1, 2003, and Financial Accounting Standards Board Financial Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations in 2005, the change in actuarial valuation measurement date for the pension plan and other post-retirement benefits from September 30 to December 31 during 2003 and PNM Resources, Inc.’s acquisition of TNP Enterprises, Inc. in 2005), relating to the consolidated financial statements and financial statement schedules of PNM Resources, Inc. and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K/A of PNM Resources, Inc. for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
April 18, 2006